Exhibit (s)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Richard F. Sennett, Robert I. Frenkel and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Clarion Partners Real Estate Income Fund Inc. (i) the registration statement on Form N-2 (including amendments thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of April, 2019.

Signature	Title

/s/ Jane E. Trust
Jane E. Trust	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Richard F. Sennett
Richard F. Sennett	Principal Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert D. Agdern
Robert D. Agdern	Director

/s/ Carol L. Colman
Carol L. Colman	Director

/s/ Daniel P. Cronin
Daniel P. Cronin	Director

/s/ Paolo M. Cucchi
Paolo M. Cucchi	Director

/s/ William R. Hutchinson
William R. Hutchinson	Director

/s/ Eileen A. Kamerick
Eileen A. Kamerick	Director

/s/ Nisha Kumar
Nisha Kumar	Director